Exhibit 99.1

NASDAQ Completes OMX Transaction to Become The NASDAQ OMX Group, Inc.

NEW YORK, Feb 27, 2008 (PrimeNewswire via COMTEX News Network) — The Nasdaq Stock Market, Inc. (Nasdaq:NDAQ) (NASDAQ(r)) has completed its combination with OMX AB, creating the world’s largest exchange company, The NASDAQ OMX Group, Inc. (NASDAQ OMX Group).

NASDAQ OMX Group has operations around the world, spanning developed and emerging markets. Its global offerings include trading across multiple asset classes, capital formation solutions, financial services and exchanges technology, market data products, and financial indexes.

“NASDAQ OMX Group is a new type of exchange company. It is unique in its ability to serve customers at multiple levels, from trading platforms supporting multiple asset classes to listings, financial services technology, and data and financial products,” said Bob Greifeld, Chief Executive Officer of The NASDAQ OMX Group.

As part of the transaction, NASDAQ OMX Group also became a 33 1/3% shareholder in DIFX, Dubai’s international financial exchange. As previously announced and approved, Borse Dubai is a 19.9% shareholder of NASDAQ OMX Group.

Greifeld added, “We are grateful for the support of OMX shareholders. We look forward to executing on our plan that will benefit all of our constituencies, including investors, shareholders and customers.” The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, and with over 3,900 companies, it is number one in worldwide listings among major markets. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market; the OMX Nordic Exchange, including First North; and the 144A PORTAL Market. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and ETFs. NASDAQ OMX technology supports the operations of over 60 exchanges, clearing organizations and central securities depositories in more than 50 countries. OMX Nordic Exchange is not a legal entity but describes the common offering from Nasdaq OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit www.nasdaqomx.com.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX’s products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

The NASDAQ OMX Group, Inc.

Media Contacts:

Bethany Sherman

(212) 401-8714

bethany.sherman@nasdaq.com

Silvia Davi

(646) 441-5014

Silvia.davi@nasdaq.com

Jonas Rodny

+46-8-405 72 67

Jonas.rodny@omxgroup.com

Investor Contact:

Vincent Palmiere

(301) 978-5242

vincent.palmiere@nasdaq.com